UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2011

Date of Report (Date of Earliest Event Reported)

Commission file number:  333-170100

OnCure Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5211697
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

188 Inverness Drive West, Suite 650

Englewood, Colorado 80112

(303) 643-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 26, 2011, Oncure Medical Corp., a direct wholly owned subsidiary of OnCure Holdings, Inc., and each of its direct and indirect subsidiaries entered into an amendment (the “Amendment”) to the senior secured revolving credit facility dated as of May 13, 2010, as previously amended and as previously disclosed in the Form S-4 filed on October 22, 2010 (the “Revolving Credit Facility”).  The Amendment provides that the quarterly Consolidated Fixed Charge Coverage Ratio compliance test set forth in the Revolving Credit Facility is now only required to the extent that there is an outstanding balance under the Revolving Credit Facility.  In addition, the Amendment provides that subsequently, if (i) one or more Permitted Acquisitions have occurred with a combined EBITDA (as defined in the Revolving Credit Facility) of at least $4,000,000 and (ii) the Consolidated EBITDA (as defined in the Revolving Credit Facility) of Oncure Medical Corp. is $38,000,000 or more, the Consolidated Fixed Charge Coverage Ratio will no longer be a maintenance test, but rather will be tested only upon a draw or issuance of a letter of credit under the Revolving Credit Facility

The foregoing description is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description

10.1	Amendment No. 2 Regarding Credit Agreement, dated as of October 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2011

ONCURE HOLDINGS, INC.

By:	/s/ Timothy A. Peach
Name: Timothy A. Peach
Title: Chief Financial Officer

Exhibit Index

Exhibits	Description

10.1	Amendment No. 2 Regarding Credit Agreement, dated as of October 26, 2011